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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WPS RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WPS RESOURCES CORPORATION
700 North Adams Street, P. O. Box 19001, Green Bay, Wisconsin 54307-9001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2002

Our Annual Meeting will be held on Thursday, May 9, 2002, at 10:00 A.M., CDT, at the Weidner Center, on the campus of the University of Wisconsin—Green Bay, 2420 Nicolet Drive, Green Bay, Wisconsin. Our shareholders are asked to vote to:

  1.
  Elect Albert J. Budney, Jr. and re-elect, James L. Kemerling and John C. Meng, to three-year terms or until successors have been elected;

  2.
  Approval of an Amendment to the Restated Articles of Incorporation of WPS Resources Corporation to increase the authorized shares of Common Stock from 100,000,000 to 200,000,000 shares; and

  3.
  Transact any other business properly brought to the Annual Meeting.

If you held shares in WPS Resources at the close of business on March 11, 2002, you are entitled to vote at the Annual Meeting.

You may vote your shares in person at the Annual Meeting, by completing and mailing the enclosed proxy, calling toll-free (877) 550-2959, or over the Internet at http://www.proxyvoting.com/wps. We request that you vote in advance whether or not you attend the Annual Meeting. You may revoke your proxy at any time prior to the vote at the Annual Meeting and vote your shares in person at the meeting or using any of the voting options provided. Please review the attached Proxy Statement and follow the directions closely in exercising your vote.

WPS RESOURCES CORPORATION

BARTH J. WOLF Secretary and Manager—Legal Services
Green Bay, Wisconsin March 28, 2002

The enclosed proxy is solicited by the Board of Directors. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please complete, sign exactly as your name appears, date, and promptly mail the enclosed proxy card in the postage-paid envelope provided or use one of the alternative voting options provided.

PROXY STATEMENT

This proxy statement, the accompanying Notice of Annual Meeting of Shareholders and proxy card were first mailed to shareholders on or about March 28, 2002 and are furnished in connection with the solicitation of proxies by the Board of Directors of WPS Resources Corporation.

FREQUENTLY ASKED QUESTIONS

Q:	Why have I received this material?
A:
Our Board of Directors has sent you this proxy material and invitation to the Annual Shareholders Meeting to ask for your vote as a WPS Resources' shareholder to re-elect two members of the Board of Directors, elect a new director to the Board of Directors and approve an increase in the authorized shares of common stock of WPS Resources from 100 million to 200 million shares.
Q:	How are Directors elected?
A:
A plurality of votes cast is required for the election of directors. At the Annual Meeting we will be electing three directors. "Plurality" means that if there are more than three nominees, the three individuals who receive the largest number of votes will be elected as directors. The total votes cast must represent a quorum of the shares eligible to vote. Votes withheld will not be cast and will not affect the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.
Q:	What constitutes a quorum?
A:
A quorum is the number of shares that must be in attendance at a meeting to lawfully conduct business. Votes of a majority of the shares entitled to vote will constitute a quorum. As of the record date of March 11, 2002, we had [ ] shares eligible to vote. Votes of [ ] shares will constitute a quorum.
Q:	Are there any other issues to be voted on?
A:
At this Annual Meeting our Board of Directors is also requesting shareholders to approve an amendment to the WPS Resources Restated Articles of Incorporation, which would increase the number of authorized shares of Common Stock from 100 million shares of $1 par value Common Stock to 200 million shares of $1 par value Common Stock.. The affirmative vote of a majority of the holders of the outstanding shares of Common Stock is required to approve this amendment to the WPS Resources Restated Articles of Incorporation.
Q:	What is the affect of increasing the authorized shares of common stock of WPS Resources?
A:
This does not automatically increase outstanding or issued shares, affect your dividend, or on it's own, impact earnings per share. It does allow the company to issue additional shares in the future, should the need arise.
Q:	Do I need to attend the Annual Meeting in order to vote?
A:
No. You can vote, at any time prior to the Annual Meeting, by completing and mailing the enclosed proxy card, by telephone or the Internet. You may also vote at the Annual Meeting in person by submitting your proxy card at the meeting.
Q.	Who can vote?
A:	Anyone who owns WPS Resources common stock as of the close of business on March 11, 2002 can vote. Each of your shares will be entitled to one vote.

Q:	How do I vote?
A:	You may vote your shares in any one of three different methods:
1) Complete, sign, and date each proxy card you receive and return it in the prepaid envelope;
2) Vote your proxy over the telephone by calling toll-free (877) 550-2959; or
3) Voting over the Internet at http://www.proxyvoting.com/wps.

Complete instructions on how to vote your shares over the telephone or Internet are provided on your proxy card. Your completed proxy will be voted in accordance with your instructions. If you return your proxy card and do not mark any selections, your proxy will be voted for the re-election of James L. Kemerling and John C. Meng, the election of Albert J. Budney, Jr., and for approval of the proposed amendment to the WPS Resources Restated Articles of Incorporation. You have the right to change your vote any time before the meeting by:
1) notifying us in writing,
2) revoting over the telephone or Internet,
3) voting in person at the Annual Meeting, or
4) returning a later-dated proxy card.

By voting your shares you also authorize your shares to be voted on any other business, which may properly come before the Annual Meeting in accordance with the best judgement of the appointed proxies, Larry L. Weyers and Barth J. Wolf.
You may vote over the telephone or the Internet until midnight Eastern Time on May 8, 2002.
Q:	Do I need to return the proxy card if I vote over the telephone or Internet?
A:
If you vote your proxy over the Internet or telephone you should not mail your proxy card. If you return your proxy card after voting over the Internet or telephone, it will be counted as if you intended to change your vote.
Q:	How are shares held in the Employee Stock Ownership Plan Trust voted?
A:
If you own stock in the Wisconsin Public Service Employee Stock Ownership Plan you are provided a proxy card which, when returned, will serve as voting instructions to the plan trustee. The trustee of the plan is State Street Bank and Trust Company in Boston, Massachusetts. The trustee will vote the plan shares in the manner indicated on the proxy card submitted. Any proxies not returned by participants will be voted by the trustee in the same proportion as the shares for which proxy cards were submitted.
Q:	Who are the largest shareholders?
A:	We do not have a single shareholder of our common stock holding more than 5% of the outstanding shares.
Q:	When are the 2003 shareholder proposals due?
A:
In order to be included in next year's proxy statement, shareholder proposals must be submitted in writing by November 26, 2002. Proposals should be submitted to Barth J. Wolf, Secretary and Manager—Legal Services, WPS Resources Corporation, P. O. Box 19001, Green Bay, WI 54307-9001.

Re-election of Directors

Our Board of Directors is made up of nine directors. The nine directors are divided into three classes. Each year one class of directors is elected to a three-year term.

Individuals nominated for election or re-election are:

Class B—Term Expiring in 2002

Name	Age	Principal Occupation	Director Since
Albert J. Budney, Jr.	54
James L. Kemerling	62	President and Chief Executive Officer, Riiser Oil Company Wausau, WI 1999 to present	1988
		Consultant, Wausau, WI 1996-1999
John C. Meng	57	Chairman of the Board, Schreiber Foods, Inc. Green Bay, WI Since October 1999	2000
		Chairman, President, and Chief Executive Officer Schreiber Foods, Inc. May 1999—October 1999
		President and Chief Executive Officer Schreiber Foods, Inc., 1989-1999

The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve as a director if elected. If any nominee is unable or unwilling to serve, the shares represented by proxies solicited by the Board will be voted for the election of such other person as the Board may recommend.

A. Dean Arganbright, Class B director, will retire from the Board of Directors effective May 9, 2002. Albert J. Budney, Jr. is standing for election to replace Mr. Arganbright on the board.

Current directors not standing for re-election this year are:

Class C—Term Expiring in 2003

Name	Age	Principal Occupation	Director Since
Michael S. Ariens	70	Chairman, Ariens Company, Brillion, WI (manufacturer of outdoor power equipment)	1974
Kathryn M. Hasselblad-Pascale	54	Managing Partner, Hasselblad Machine Company, LLP, Green Bay, WI (manufacturer of automatic screw machine products)	1987
William F. Protz, Jr	57	President and Chief Executive Officer, Santa's Best, LLP	2001
Larry L. Weyers	56	Chairman, President, and Chief Executive Officer WPS Resources Corporation Green Bay, WI	1996

Each of the Class C directors has served in the same or another position with the employer indicated for at least five years.

Class A—Term Expiring in 2004

Name	Age	Principal Occupation	Director Since
Richard A. Bemis	60	President and Chief Executive Officer, Bemis Manufacturing Company, Sheboygan Falls, WI (manufacturer of toilet seats, contract plastics, and wood products)	1983
Robert C. Gallagher	63	President and Chief Executive Officer, Associated Banc-Corp, Green Bay, WI, 2000 to present	1992
		President and Chief Operating Officer, Associated Banc-Corp 1998 to present
		Chairman and Chief Executive Officer Associated Bank, 1981-1998
		Vice Chairman, Associated Banc-Corp 1981-1998

Each of the Class A directors has served in the same or another position with the employer indicated for at least five years.

The following table lists the Board committees, their members as of December 31, 2001, and the number of Board and Board Committee meetings for 2001:

Director (*Chairman)	Board		Audit		Compensation and Nominating		Financial		Pricing	Strategic Action Planning
A. Dean Arganbright	X		X		X	*
Michael S. Ariens	X		X							X	*
Richard A. Bemis	X		X	*
Robert C. Gallagher	X		X		X		X		X
Kathryn Hasselblad-Pascale	X		X		X					X
James L. Kemerling	X		X				X	*	X
John C. Meng	X		X				X		X
William F. Protz, Jr	X		X
Larry L. Weyers	X	*	X

Meetings in 2001	8		3		8		3		2	4

All directors attended a minimum of 80% of all meetings in 2001, including meetings of the Board and each committee of which they are members.

Other directorships held by our directors include the following:

Richard A. Bemis—W. H. Brady Company, Milwaukee, WI

Robert C. Gallagher—Associated Banc-Corp, Green Bay, WI

James L. Kemerling—Badger Paper Mills, Inc., Peshtigo, WI

John C. Meng—Associated Banc-Corp, Green Bay, WI

Audit Committee

The Audit Committee currently consists of all eight non-employee directors of WPS Resources. The members include Richard A. Bemis, Chairman, A. Dean Arganbright, Michael S. Ariens, Robert C. Gallagher, Kathryn M. Hasselblad-Pascale, James L. Kemerling, John C. Meng, and William F. Protz, Jr. The Audit Committee adopted a charter in 2000 and it is attached to this Proxy Statement as Appendix A. WPS Resources securities are listed on the New York Stock Exchange and are governed by its listing standards. All members of the Audit Committee meet the independence standards of Section 303.01(B)(2)(a) of Regulation S-K and the standards of the New York Stock Exchange including the requirements for financial literacy. For a detailed listing of the duties and responsibilities of the Committee see the attached Audit Committee Charter.

Compensation and Nominating Committee

The Compensation and Nominating Committee consists of three non-employee directors. Its function is to define and establish an executive compensation strategy for WPS Resources and to recommend to the Board compensation, bonuses, and benefits to be paid directors, officers and other key employees. The Committee also:

  •
  recommends candidates to be nominated for election as directors at the Annual Meeting,

  •
  recommends candidates to fill any vacancies on the Board, and

  •
  approves officer changes.

If you would like to propose someone to serve as a director, you can do so by contacting the WPS Resources Secretary. As provided in the WPS Resources by-laws any proposed nominees and appropriate biographical information must be submitted to the Secretary, between January 14, 2003 and February 8, 2003 for consideration at the 2003 Annual Meeting.

Board Compensation

In 2001, each non-employee director received:

  •
  a $17,500 annual retainer,

  •
  $900 for each Board meeting attended,

  •
  $200 for each telephonic Board meeting attended,

  •
  $850 for each Board committee meeting attended, and

  •
  906 deferred stock units of WPS Resources common stock under terms of the Non-employee Director Deferred Compensation and Deferred Stock Unit Plan. The current market price of a share of WPS Resources common stock on the date of the grant was $33.11. The total value of the grant to each director was $30,000. Additional deferred stock units are granted at each dividend date to reflect an equivalent dividend paid on WPS Resources common stock.

Employee directors receive no compensation for serving as directors.

Beneficial Ownership

This table indicates the $1 Par Value Common Stock and Stock Options the officers and directors of WPS Resources own as of January 1, 2002. We believe that the following table is an accurate representation of beneficial owners of more than 5% of any class of our securities. The table is based upon reports on Schedules 13G filed with the Securities and Exchange Commission and other information believed to be reliable.

	Amount and Nature of Shares Beneficially Owned January 1, 2002
Name and Title	Aggregate Number of Shares Beneficially Owned (8)	Number of Shares Subject to Stock Options	Percent of Shares
A. Dean Arganbright Director	6,000	3,000	*
Michael S. Ariens (1) Director	13,867	3,000	*
Richard A. Bemis Director	11,897	3,000	*
Robert C. Gallagher Director	14,511	3,000	*
Kathryn M. Hasselblad-Pascale (2) Director	8,407	3,000	*
James L. Kemerling (3) Director	6,208	3,000	*
John C. Meng (4) Director	16,648	3,000	*
William F. Protz, Jr. (5) Director	718,384	0	2.6%
Larry L. Weyers Director Chairman, President, and CEO WPS Resources Corporation	117,145	296,956	*
Patrick D. Schrickel (6) Executive Vice President WPS Resources Corporation	31,229	77,220	*
Phillip M. Mikulsky Senior Vice President— Development WPS Resources Corporation	38,750	86,854	*
Mark A. Radtke President WPS Energy Services, Inc.	14,211	43,148	*
Ralph G. Baeten Senior Vice President— Finance and Treasurer WPS Resources Corporation	18,522	24,884	*
All 22 directors and officers as a group (7)
*
Less than 1% of WPS Resources outstanding shares of common stock

None of the persons listed beneficially owns shares of any other class of our equity securities,

  except Mr. Arganbright's spouse who owns 10 shares of Wisconsin Public Service Preferred Stock 5% Series ($100 par value).

(1)
Includes 3,535 shares held by M&M Ariens, Inc.

(2)
Includes 2,187 shares owned by spouse.

(3)
Includes 800 shares held in an individual retirement account.

(4)
Includes 12,000 shares held in joint tenancy.

(5)
Includes 695,363 shares held in two trusts, for which Mr. Protz is the trustee and in which his spouse is a 1/16th beneficiary. As trustee, Mr. Protz controls the voting of the shares and can direct the trust to sell or retain the shares.

(6)
Includes 200 shares held as custodian for children.

(7)
Includes 12,387 shares held in joint tenancy and 336 shares held as custodian for children.

(8)
Aggregate Number of Shares Beneficially Owned includes shares of common stock held in the Employee Stock Ownership Plan and Trust, the Wisconsin Public Service Corporation Deferred Compensation Trust, and all stock options, which are exercisable within six months of December 31, 2001. Each director or officer has sole voting and investment power with respect to the shares reported, unless otherwise noted. No voting or investment power exists related to the stock options reported until exercised.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of changes in ownership of our common stock with the Securities and Exchange Commission. We have reviewed statements of beneficial ownership furnished to us and written representations made by our officers and directors. To our knowledge, all required individuals complied on a timely basis with all Section 16(a) filing requirements in 2001.

Summary Compensation Table

This table shows cash and other compensation paid to or earned by each of the Named Executive Officers for the last three fiscal years. Named Executive Officers include the Chief Executive Officer and the next four most highly compensated executive officers for 2001.

Long-Term Compensation
Annual Compensation
Awards
				(e) Other Annual Compen- sation ($) (3)			Payouts
					(f) Restricted Stock Awards ($)(4)	(g) Securities Underlying Options (#)		(i) All Other Compen- sation ($) (5)
(a) Name and Title	(b) Year	(c) Salary ($) (1)(2)	(d) Bonus ($)				(h) LTIP Payouts ($)
Larry L. Weyers Chairman, President, and CEO	2001 2000 1999	454,795 346,066 404,167	267,377 5,319 2,376	20,095 15,186 10,031	0 0 0	86,116 74,840 136,000	0 0 0	60,077 345,714 130,098
Patrick D. Schrickel Executive Vice President	2001 2000 1999	275,500 271,018 253,282	152,627 75,766 27,935	19,657 14,881 9,830	0 0 0	7,670 27,550 56,000	0 0 0	32,033 48,143 36,657
Mark A. Radtke	2001 2000 1999	154,334 137,954 123,730	61,594 82,080 936	0 0 0	0 0 0	14,671 16,477 12,000	0 0 0	243,874 6,428 12,258
Phillip M. Mikulsky Senior Vice President—Development	2001 2000 1999	154,250 164,986 152,767	58,527 40,644 15,000	9,846 7,431 4,909	0 0 0	31,462 21,392 34,000	0 0 0	142,398 85,786 55,986
Ralph G. Baeten Senior Vice President—Finance and Treasurer	2001 2000 1999	161,731 142,228 136,620	31,440 4,907 3,365	2,370 1,790 1,183	0 0 0	6,684 6,200 12,000	0 0 0	98,400 48,083 37,206

All officers of WPS Resources Corporation unless otherwise noted.

(1)
Only reported compensation is that paid by WPS Resources, Wisconsin Public Service, or by WPS Energy Services, Inc.

(2)
In addition to base salary, these amounts include Elective Deferred Compensation in the Reserve Account, and Mandatory Deferred Compensation.

(3)
These amounts reflect Above-Market Earnings on Elective Deferred Compensation. Perquisites for the Chief Executive Officer and the four Named Executive Officers were less than $50,000 or 10% of the total of salary and bonus for the year and, accordingly, are not listed.

(4)
Performance shares of WPS Resources Common Stock have been awarded to each of the Named Executive Officers as reported in the Long-Term Incentive Plan table presented below. At December 31, 2001, the closing stock price of WPS Resources common stock was $36.55. Based on this valuation the performance shares have a value at year end of $889,993 for Larry L. Weyers, $157,348 for Patrick D. Schriekel, $54,460 for Ralph G. Baeten, $291,194 for Phillip M. Mikulsky, and $115,790 for Mark A. Radtke.

(5)
All Other Compensation as reported in the table above is:

Name and Title	Year	Contributions to Employee Stock Ownership Plan	Above Market Earnings on Mandatory Deferred Compensation	Elective Deferred Compensation
Larry L. Weyers Director, Chairman, President and CEO	2001 2000 1999	8,979 3,122 2,496	6,962 5,261 3,475	44,136 337,331 124,127
Patrick D. Schrickel Executive Vice President	2001 2000 1999	9,052 3,138 1,377	8,481 6,420 4,241	14,500 38,540 31,039
Mark A. Radtke President WPS Executive Services, Inc.	2001 2000 1999	8,991 2,448 2,189	0 0 0	234,883 3,980 10,069
Phillip M. Mikulsky Senior Vice President— Development	2001 2000 1999	8,936 2,717 2,270	2,833 2,138 1,412	130,630 80,931 52,304
Ralph G. Baeten Senior Vice President— Finance and Treasurer	2001 2000 1999	8,024 2,525 2,292	2,732 2,065 1,364	87,644 43,493 33,550

Individual employment and severance agreements exist with nine executives including the officers of WPS Resources listed in the Summary Compensation Table above. The agreements are intended to retain the services of these officers in the event of a change in control of WPS Resources. Each agreement entitles the officer to a continuation of salary and benefits for a maximum period of three years after a change in control. Each employment and severance agreement also provides a cash termination payment should there be a termination of the officer's employment after a change of control or in anticipation of a change in control. Generally, total termination payments provided are not to exceed the present value of 2.99 times the executive's average annual salary including annual bonuses for the five years immediately preceding a change of control. Certain executives including some of the Named Executive Officers may receive termination payments in excess of 2.99 times average annual salary. The termination payments replace all other severance payments to which the executive may be entitled under current severance agreements.

Option Grants to Named Executives in Last Fiscal Year

	Individual Grants
Name (a)	Number of securities underlying Options/SARs granted (b)	Percent of total options/SARs granted to employees in fiscal year (c)	Exercise or base price ($/Sh) (d)	Expiration date (e)	Grant date present value $ (f)
Larry L. Weyers	86,116	26.26%	$34.090	12/13/2011	$277,294
Patrick D. Schrickel	7,670	2.34%	$34.090	12/13/2011	24,697
Mark A. Radtke	14,671	4.47%	$34.090	12/13/2011	47,241
Phillip M. Mikulsky	31,462	9.59%	$34.090	12/13/2011	101,308
Ralph G. Baeten	4,372 2,312	2.04%	$34.090	12/13/2011	14,777 7,445

All options, for WPS Resources common stock, reported above will vest at a rate of 25% per year beginning on December 13, 2002 and ending on December 13, 2005, with the exception of the 4,372 options granted to Ralph G. Baeten. These options will vest at a rate of 25% per year beginning on July 12, 2002 and ending on July 12, 2005. The year-end closing price of WPS Resources stock was $36.55. There were no stock appreciation rights granted to any employee in 2001.

The grant date present value in column (f) above is based on option values of $3.22 per option granted on December 13, 2001 and $3.38 per option granted on July 12, 2001. These values were calculated using the standard Black-Scholes Model. For purposes of determining the value of these options the following assumptions were made:

Option Value	$3.22	$3.38
Annual dividend yield	6.60%	6.58%
Volatility	20.19%	20.93%
Risk free rate of return	5.62%	5.54%
Time of exercise	10 years	10 years

The annual dividend yield was based on a dividend of $2.10 per share and the closing stock price on the date of grant. The risk free rate of return equals the interest rate on 10-year treasuries on the grant date. Due to the lack of experience with the plan, the time of exercise was assumed to be the maximum exercise period of the options. Expected volatility is based on the monthly price of WPS Resources common stock over the three years prior to the grant date.

Aggregated Options Exercised in Last Fiscal Year and FY-End Option Values

			Number of securities underlying unexercised options/SARs at fiscal year end (#)	Value of unexercised in- the-money options/SARs at fiscal year end ($)
Name (a)	Shares acquired on exercise (#) (b)	Value Realized ($) (c)	Exercisable/ Unexercisable (d)	Exercisable/ Unexercisable (e)
Larry L. Weyers	0	0	86,710/210,246	487,578/766,779
Patrick D. Schrickel	14,000	0	20,888/56,333	105,848/242,961
Mark A. Radtke	0	0
Phillip M. Mikulsky	0	0	22,348/64,506	123,101/219,751
Ralph G. Baeten	0	0	7,550/17,334	42,840/63,595

There were no SARs granted to any employees in 2001.

Performance Share (Long Term Incentive Plan) Awards

Long Term Incentive Plans—Awards in Last Fiscal Year
			Estimated future payouts under non-stock price-based plans
		Performance or other period until maturation or payout (c)
	Number of shares, units or other rights (#) (b)
Name (a)			Threshold ($ or #) (d)	Target ($ or #) (e)	Maximum ($ or #) (f)
Larry L. Weyers
2001 Incentive	11,694	3 Years
2002 Incentive	12,656	3 Years
Patrick D. Schrickel
2001 Incentive	4,305	3 Years
2002 Incentive	0	3 Years
Phillip M. Mikulsky
2001 Incentive	3,343	3 Years
2002 Incentive	4,624	3 Years
Mark A. Radtke
2001 Incentive	1,012	3 Years
2002 Incentive	2,156	3 Years
Ralph G. Baeten
2001 Incentive	1,490	3 Years
2002 Incentive	0	3 Years

The Long-Term Incentive Benefit is part of the WPS Resources 2001 Omnibus Incentive Compensation Plan. The program sets performance goals, based on total shareholder return, at the start of each three-year period. Comparison of WPS Resources' total shareholder return to the shareholder return of a peer group of major publicly traded energy service companies, for the three-year period, determines if the performance share awards are issued. The number of shares awarded individuals within the plan is based on market levels of incentive compensation and competitiveness of the total compensation package. Award levels are targeted to meet the median of the range of similar awards paid by comparable companies

COMPARATIVE FIVE-YEAR INVESTMENT PERFORMANCE GRAPH

The following graph presents a five-year comparison of:

  •
  WPS Resources' Common Stock cumulative total return,

  •
  Standard & Poor's ("S&P") 500 Index; and

  •
  Edison Electric Institute ("EEI") 100 Index for the last five fiscal years.

	1996	1997	1998	1999	2000	2001
WPSR	100	127	140	107	168	176
S&P 500 Index	100	133	172	208	189	166
EEI 100 Index	100	127	145	118	175	159

Assumes $100 invested on December 31, 1996 in WPSR Common Stock, S&P 500 Index & EEI 100 Index

(1)    Total return assumes reinvestment of dividends.

Audit Committee Report(1)

February 14, 2002

The Audit Committee has reviewed and discussed with management the audited financial statements of WPS Resources as of and for the year ended December 31, 2001. In addition, we have discussed with Arthur Andersen LLP, the independent accountants for WPS Resources, the matters required by Statement on Auditing Standards No. 61.

The Audit Committee also has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and has discussed the firm's independence with respect to WPS Resources. We have also discussed with management of WPS Resources and Arthur Andersen such other matters and received such assurances from them as we deemed appropriate.

Based on the foregoing review and discussions and relying thereon, we have recommended to the WPS Resources' Board of Directors the inclusion of the Audited Financial Statements in the WPS Resources' Annual Report for the year ended December 31, 2001 on Form 10-K.

Audit Committee

A. Dean Arganbright
Michael S. Ariens
Richard A. Bemis
John C. Meng
Robert C. Gallagher
Kathryn M. Hasselblad-Pascale
James L. Kemerling
William F. Protz, Jr.

(1)
This report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the 1934 Act, except to the extent specifically requested by WPS ResourcesWPS Resources or incorporated by reference in documents otherwise filed.

PRINCIPAL ACCOUNTING FIRM FEES

The aggregate fees billed to WPS ResourcesWPS Resources and its affiliates for the year ended December 31, 2001 by its principal accounting firm, Arthur Andersen LLP are:

Audit Fees	$640,500
Financial Information Systems Design and Implementation Fees	—
All Other Fees
Audit Related Fees	333,470
All Other	7,380

TOTAL	$981,350

Board Compensating and Nominating Committee Report

The Compensation and Nominating Committee of the Board of Directors establishes and administers the executive compensation programs of WPS Resources and its subsidiaries. The Committee consists of three non-employee members of the Board of Directors.

The integrated executive compensation programs are designed to:

  •
  establish a connection between executive compensation and increasing shareholder value, customer satisfaction, and employer responsibility,

  •
  attract, retain, motivate, and develop a highly competent executive staff; and

  •
  achieve a balance between base pay and short-term bonus and long-term incentives.

The Committee continues to emphasize the importance of linking executive and shareholder interests by continuing stock ownership guidelines established in 1996 and changed for 2001 to further establish that link.

The target level for ownership of WPS Resources common stock by the Chief Executive Officer increased in 2001 from two times annual salary to three times annual salary. The target level for the President and Chief Operating Officer remains at two times annual salary while the guideline for Senior Vice Presidents increased from one to two times annual salary. The target level for Vice Presidents is one times annual salary and for other executives one half of annual salary. Each employee subject to the guidelines is expected to achieve the ownership target by January 1, 2006, or within five years from the date on which the employee became subject to the guidelines, whichever is later. Common Stock beneficially held in an executive's Employee Stock Ownership Plan account, any other beneficially owned Common Stock, including that earned through incentive plan awards, and Common Stock equivalents earned through non-qualified deferred compensation programs are included in determining compliance with the guidelines. Shares that executives have the right to acquire through the exercise of stock options or performance shares for which incentive targets have not yet been met are not included in the calculation of stock ownership for guideline purposes until the options are exercised or attainment of the incentive targets are certified by the Board.

The executive compensation program consists of:

  •
  annual base salary;

  •
  annual at risk short-term variable pay bonus; and

  •
  long-term incentive plan stock options and performance share awards.

Short-term variable pay and long-term incentive pay target award levels are based on a competitive analysis of the compensation paid by similarly sized energy services companies and general industry companies that takes into consideration the level of long-term incentives in the market, as well as the competitiveness of the total compensation package. Award ranges, as well as individual award levels, are established based on responsibility level and market competitiveness. Generally, award levels were targeted at the median of the range of such awards paid by comparable companies.

The Compensation and Nominating Committee reserves the right to recommend revised compensation levels after considering qualitative and quantitative facts and circumstances surrounding actual or projected financial results and the appropriate balance between base salary, annual incentive programs and long-term incentive programs.

Base Salary

Base salary for the Chief Executive Officer, other Named Executive Officers, and other officers is determined through a market-based analysis of compensation of similar executive positions throughout the energy services industry. The Committee targets the 50th percentile of data from comparable energy services companies. In general, any executive's position relative to the market target is a function of that executive's background and experience. Market targets are reviewed annually.

Short-Term Variable Pay Plan

In 2001, annual incentive compensation bonuses were provided through the Short-Term Variable Pay Plan, and are based on attaining defined performance goals, which are established each year by the Committee. The performance goals relate to:

        Utility Operations:

    •
    safety—the number and severity of accidents,

    •
    system reliability—number and length of power outages,

    •
    customer satisfaction—compared to competitors

    •
    net income, and

    •
    rate levels—a comparison of rates relative to competitors.
  •
  Non-Utility Operations

  •
  asset growth, and

  •
  net income

The Board believes it is important to establish performance targets and incentives as a means to direct executive efforts for optimizing performance and to attain competitive total compensation levels.

Long-Term Incentive Plan

In 2001, 50% of each executive's long-term incentive compensation was provided through stock options issued pursuant to the 1999 WPS Resources Stock Option Plan approved by shareholders at the 1999 Annual Shareholders Meeting. The other component of the Long-Term Incentive Plan consists of performance share awards based on total shareholder return of WPS Resources Common Stock compared to the return on the Common Stock of other energy services companies, issued pursuant to the 2001 Omnibus Incentive Compensation Plan approved at the 2001 Annual Shareholders Meeting.

All employee option grants have per share exercise prices equal to the fair market value of a share of WPS Resources Common Stock on the date the options were granted. One quarter of the options vest each year on the grant anniversary date and have a ten-year term from the date of the grant.

The performance share program grants performance shares, subject to meeting targeted goals, based on total shareholder return over a three-year period. At the end of the three-year period, a comparison of WPS Resources' total shareholder return to the shareholder return on Common Stock of a peer group of major publicly traded energy companies, for the three-year period, determines if performance share awards are issued, and if so, how many. The number of shares awarded individuals within the plan are based on market levels of incentive compensation and competitiveness of the total compensation package. Award levels are targeted to meet the median of the range of similar awards paid by comparable companies to executives at comparable responsibility levels.

Because each year's performance share targets are long range targets measuring performance over a three-year period, key employees may have three performance share targets running at one time. For example, an employee may have incentive targets set in 2001 for the three-year period ending 2003, targets set in 2002 for the three-year period ending in 2004, and targets set in 2003 for the three-year period ending 2005.

Chief Executive Officer Compensation and Evaluation

The determination of the Chief Executive Officer's salary, short-term incentive payments and long-term incentive payments followed all of the policies and calculations set forth above. Mr. Weyers' annual

base salary was $498,931 for 2001.    The base compensation value for Mr. Weyers was established after reviewing the median of market base salaries of $535,000, as reported in the 2000 Towers Perrin Energy Services Industry Executive Compensation Data Base of energy services companies with revenues generally comparable to those of WPS Resources. Annual and long-term incentives are targeted to the median of equally blended energy services data and general industry data of similar size companies as provided by Towers Perrin. Many of the utilities in these surveys are members of the EEI 100 Index group, which is reflected on the Comparative Five-Year Investment Performance Graph set forth in this proxy report. The composition of the two groups, however, is not identical. Based on these two surveys, 2000 reported median total short-term incentive and long-term incentive compensation was $1,287,000. This compares to the total short-term incentive and long-term incentive compensation received by Mr. Weyers related to 2001 of $XXXXXX). The long-term component of 2001 includes the current values of stock options using the Black Scholes Model and the value of performance share awards using targeted goals and the grant date closing price of WPS Resources Common Stock..

The award for Mr. Weyers under the Short-Term Variable Pay Plan for 2001 was based on corporate and strategic goal achievement measured against predetermined standards. Each plan year, the Committee determines the performance levels and targets for Mr. Weyers. In 2001, that apportionment was 50 percent for corporate utility goals and 50 percent for non-regulated business goals. Corporate utility performance is measured based on company-wide targets established at the beginning of the year for:

  •
  customer satisfaction,

  •
  system reliability,

  •
  safety,

  •
  Wisconsin Public Service rates vs. peer company rates,

  •
  employee diversity, and

  •
  net income.

Non-regulated business performance is measured based on the achievement of goals related to asset growth and net income. As a result of the company performance in comparison to the above targets in 2001, the Short-Term Variable Pay award for Mr. Weyers was (xx) percent of annual salary or $XXXXX.

As part of the Long-Term Incentive Plan, Mr. Weyers was granted 74,840 stock options and 11,694 performance shares on December 14, 2000 as part of his 2001 compensation package. The value of the options as of the date of grant was $327,051. The value of the performance shares as of the date of grant was $406,366.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the Chief Executive Officer or other Named Executive Officers to $1,000,000 unless certain requirements are met. Those requirements are:

  •
  the Committee consist entirely of outside directors,

  •
  compensation in excess of $1,000,000 must be based upon the attainment of performance goals approved by shareholders, and

  •
  the Committee must certify the attainment of the applicable performance goals.

The Committee intends to meet all these requirements for any compensation that may be paid in excess of $1,000,000. The Committee does consist of all outside directors, the plan was approved by shareholders at the 2001 Annual Meeting, and the Committee will certify the attainment of the applicable performance goals.

A. Dean Arganbright
Robert C. Gallagher
Kathryn Hasselblad-Pascale

Executive Benefit Plans

Annual and long-term incentive compensation is provided through the WPS Resources Corporation 2001 Omnibus Incentive Compensation Plan. The plan was approved by shareholders at the 2001 Annual Shareholders' Meeting.

Annual bonus awards are paid in cash. Long-term incentives are stock-based awards such as stock options or performance stock that is granted if predetermined performance criteria have been satisfied.

The Compensation and Nominating Committee has full authority and discretion to determine the plan participants and the amount to be awarded to each participant, subject to certain maximums set forth in the plan. In 2000, options for a total of 244,416 shares of WPS Resources Common Stock were granted to a group of 21 executives under the plan. In 2001, options for a total of 327,927 shares of WPS Resources Common Stock were granted to a group of 102 executives and Performance Stock Rights for a total of 37,235 shares were granted to a group of 17 executives. The options, with exercise prices ranging from $34.09 to $34.38, vest at the rate of twenty-five percent per year beginning on the first anniversary of the date of grant. The Performance Stock Rights vest only if performance criteria have been satisfied.

The Company also maintains the 1999 WPS Resources Stock Option Plan long-term incentive compensation. The plan was approved by shareholders at the 1999 Annual Shareholders' Meeting. Options for a total of 244,416 shares of WPS Resources Common Stock were granted in 2000 to a group of 21 executives. The options have an exercise price of $23.1875 and $34.75 per share. Twenty-five percent of these options vest each year beginning on the first anniversary of the date of grant. The Compensation and Nominating Committee selects the participants in the plan. The Committee considers any factor it deems appropriate in selecting participants and determining their respective benefits. Although the Plan continues in effect, it is anticipated that no additional options will be granted under the 1999 plan.

The WPS Resources Corporation Deferred Compensation Plan provides benefits to 55 executives, including the Chief Executive Officer and each of the Named Executives. The plan consists of:

  •
  voluntary deferrals,

  •
  performance stock deferrals

  •
  matching contribution credits

Voluntary Deferrals.    Plan participants may elect to defer any cash bonus paid during the year and up to 75% of their annual base compensation. The amount is credited, for record keeping purposes, to the Deferred Compensation Plan. The participant may allocate the deferral among several hypothetical investment options, including a Reserve Account that is credited with interest equivalent each year and a Stock Account that is treated as if invested in WPS Resources Corporation Common Stock. Amounts deferred after January 1, 1996 in the Reserve Account are credited with earnings, at the greater of 6% per annum or a rate equal to 70% of our return on common shareholder equity. Amounts deferred prior to January 1, 1996 are credited with a higher earnings rate. The Compensation and Nominating Committee may revise the earnings rate applicable to the Reserve Account or the manner in which the rate is calculated, but the rate may not be reduced below 6% per annum. Cash bonus amounts that are deferred and that the participant elects to have credited to the Stock Account are credited at the rate of 105 percent of the actual amount deferred. A participant who allocates bonus deferrals to the Stock Account and receives the five percent premium may not later transfer these balances to another investment option.

The Deferred Compensation Plan contains several provisions that take effect in the event of a change in control of WPS Resources or Wisconsin Public Service.

Upon a change in control, the minimum earnings rate for Voluntary Deferrals credited to the Reserve Account is the greater of 6% per annum or two percentage points above the prime lending rate of Firstar Bank, N.A., or its successor. Upon a change in control, contributions to the Deferred Compensation Trust are required in an amount sufficient to fully fund the benefits accrued by participants in the Deferred Compensation Plan through the funding date. The Deferred Compensation Trust becomes an irrevocable trust upon a change of control. The trust assets remain subject to the claims of creditors until distributed to plan participants in accordance with each participant's election regarding distribution.

A change in control means any of the following events:

  (1)
  The acquisition by any person (other than WPS Resources, its subsidiaries, its employee benefit plans, or their fiduciaries) of beneficial ownership of 30% of the voting power of WPS Resources Common Stock outstanding;

  (2)
  One-half or more of our Directors are not "Continuing Directors." To be a continuing director, an individual must have been a director on May 1, 1997, or nominated, elected, or approved by a majority of directors meeting the definition of a Continuing Director;

  (3)
  Any merger, consolidation, or reorganization of WPS Resources with any other corporation resulting in less than one-half of the outstanding securities of the surviving or resulting entity being owned by our former shareholders. For this purpose shares owned by certain persons who are shareholders or affiliated with a party to such transaction or are substantial shareholders of a party to such a transaction are excluded,

  (4)
  Any merger or share exchange involving WPS Resources in which we are not the controlling or surviving corporation, except a merger in which our shareholders have the same proportionate ownership of the surviving corporation as they held in WPS Resources immediately prior to such merger;

  (5)
  Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of our assets other than to a wholly-owned subsidiary of WPS Resources; or

  (6)
  Approval by our shareholders of any plan or proposal for the liquidation or dissolution of WPS Resources.

Deferrals of Performance Stock.    Plan participants who receive a grant of Performance Stock Rights under the 2001 Omnibus Incentive Compensation Plan may make an advance election to have shares earned upon satisfaction of the performance criteria credited to the Deferred Compensation Plan in lieu of current payment to the participant. Amounts deferred are credited to the Stock Account (without the five percent premium applicable to deferrals of annual bonus amounts credited to the Stock Account). The participant may not transfer these amounts to another investment option.

Matching Contribution Credits.    If a participant's Voluntary Deferrals result in the participant receiving a reduced matching contribution under the Company's Employee Stock Ownership Plan (because the participant has less compensation considered for purposes of the Company's 401(k) plan and Employee Stock Ownership Plan), the participant will receive a matching contribution credit under the Stock Account. The participant may not transfer these amounts to another investment option.

The WPS Resources Corporation Pension Restoration provides benefits to 55 executives and the Supplemental Retirement Plan ("Supplemental Retirement Plan") provides benefits to 16 executives, including the Chief Executive Officer and each of the Named Executives. The plan consists of:

  •
  pension protection restoration benefits; and

  •
  supplemental retirement benefits.

Pension Restoration Benefit.    The Supplemental Retirement Plan will provide a benefit to plan participants to the extent that the participant's benefits under our qualified Retirement Plan are limited because of certain legal restrictions or are unavailable because the participant deferred compensation under the Deferred Compensation Plan.

Supplemental Retirement Benefit.    The Supplemental Retirement Plan provides supplemental monthly payments to certain Plan participants. The benefit is payable if the participant retires or terminates employment after having attained age 55 and having completed at least 10 years of credited service (5 years in the event of termination following a change in control). An eligible participant with 15 or more years of credited service will receive a monthly benefit equal to 60 percent of the participant's Final Average Earnings, reduced by the monthly qualified Retirement Plan benefit and Pension Restoration benefit to which the participant is entitled or would be entitled to if the participant had elected an annuity form of payment. For this purpose, Final Average Earnings means one thirty-sixth of the base salary and annual bonus paid to the participant during the month in which occurs the participant's termination of employment and the immediately preceding 35 months, or during the three calendar years immediately preceding the calendar year in which occurs the participant's termination of employment. If the participant has fewer than 15 years of credited service, the 60 percent target benefit percentage is reduced by 4 percent for each year by which the participant's years of credited service is less than 15, e.g., the target benefit percentage for a participant with 12 years of service is 48 percent. Monthly benefit payments commence with a payment for the month following the month in which occurs the participant's termination of employment and continue until a total of 180 monthly payments have been made. If the participant dies after benefit commencement but prior to receiving 180 monthly payments, payments will continue to the participant's beneficiary until a total of 180 monthly payments have been made. If the participant dies prior to benefit commencement but after having completed 10 or more years of credited service, monthly payments will be made to the participant's beneficiary. If a participant dies prior to completing 10 years of credited service, no benefits are payable. Benefits that commence prior to the participant's attainment of age 62 are subject to an additional reduction for early commencement.

Wisconsin Public Service maintains 401(k) Plans and an Employee Stock Ownership Plan. Substantially all employees of WPS Resources and its affiliates are eligible to participate in a 401(k) Plan and the Employee Stock Ownership Plan. In 2001, each 401(k) plan participant could defer up to $10,500 in the plan. All contributions to the plan are deferred on a pre-tax basis.

The Employee Stock Ownership Plan allocates shares of common stock to participants who contribute to the Company's 401(k) plans. Beginning in 2001 any shares needed for the Employee Stock Ownership Plan are acquired directly from WPS Resources.

The Wisconsin Public Service Corporation Administrative Employees' Retirement Plan ("Pension Plan") is a non-contributory defined benefit plan. Contributions to the plan related to specific plan participants cannot be calculated. The plans are fully funded and no contributions were made to the plan in 2001. The Pension Plan provides a lump sum benefit equal to the participant's Final Average Pay multiplied by the sum of the participant's benefit percentages. A participant's benefit percentage is 9 percent for each of the first 10 years of credited service, 12 percent for each year of credited service between 11 and 20, and 15 percent for each year of credited service in excess of 20. Lower benefit percentages apply for participants hired on or after December 31, 2000. January 1, 2001 active employee plan participants also received a one-time transition credit in connection with the transition from the prior plan formula.

The benefit accrued by a participant may be converted from a lump sum into an actuarially equivalent annuity with monthly payments. The spouse of a married participant who elects (or is deemed to have elected) annuity payments may be entitled to survivor benefits in the event the participant predeceases the spouse.

A participant's benefit will never be less than the benefit accrued by the participant under the Pension Plan as in effect on December 31, 2000.

Final Average Pay is the average of the 5 highest calendar year's compensation within the 10-year period immediately preceding the participant's termination of employment.

The following table shows the lump sum retirement benefit payable at the normal retirement age of 62 for specified salary levels and years of service under the provisions of the Pension Plan in effect January 1, 2001, assuming termination of employment on that date:

Pension Plan Table
Lump Sum Retirement Benefits at
January 1, 2001
For Years of Service Indicated

Final Average Pay	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$200,000	507,900	641,400	800,000	950,000	1,100,000	1,250,000
250,000	634,875	801,750	1,000,000	1,187,500	1,375,000	1,562,500
300,000	761,850	962,100	1,200,000	1,425,000	1,650,000	1,875,000
350,000	888,825	1,122,450	1,400,000	1,662,500	1,925,000	2,187,500
400,000	1,015,800	1,282,800	1,600,000	1,900,000	2,200,000	2,500,000
450,000	1,142,775	1,443,150	1,800,000	2,137,500	2,475,000	2,812,500
500,000	1,269,750	1,603,500	2,000,000	2,375,000	2,750,000	3,125,000
550,000	1,396,725	1,763,850	2,200,000	2,612,500	3,025,000	3,437,500
600,000	1,523,700	1,924,200	2,400,000	2,850,000	3,300,000	3,750,000

Compensation for pension purposes differs from the amounts in the annual compensation columns of the Summary Compensation Table for the Chief Executive Officer and all Named Executive Officers. Pension Compensation for the Named Executive Officers is:

Name and Title	2001 Pension Compensation	Years of Service
Larry L. Weyers Director, Chairman, President, and CEO	708,669	16
Patrick D. Schrickel Executive Vice President (1)(2)(3)	392,136	36
Mark A. Radtke President WPS Energy Services	254,185
Phillip M. Mikulsky Senior Vice President—Development	307,355	31
Ralph G. Baeten Senior Vice President— Finance and Treasurer WPS Resources Corporation	218,811	32

Annual benefits payable from the Pension Plan are subject to a maximum limitation of $140,000 for 2001 under the Internal Revenue Code. The amount of compensation considered for purposes of the Pension Plan is limited to $170,000 for 2001 under the Internal Revenue Code. The Supplemental Retirement Plan provides additional monthly pension benefits for Supplemental Retirement Plan participants to compensate for any loss of benefit payable under the Pension Plan caused by the maximum benefit limitation, compensation limitation, or any Salary Deferral under the Deferred Compensation Plan. Retirement benefits presented in the Pension Plan Table above include the Pension Restoration Benefit described above. Amounts were accrued during 2001 for the unfunded future payment.

Approval of an Amendment to the Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 100,000,000 to 200,000,000.

Currently, the authorized capital stock of the Company is 100,000,000 shares of Common Stock. As of                        , 2002,                         shares of Common Stock were issued and outstanding. In addition, as of                        , 2002, an aggregate of                        shares of Common Stock have been reserved for issuance pursuant to the 1999 WPS Resources Stock Option Plan, the WPS Resources Corporation 2001 Omnibus Incentive Compensation Plan, the WPS Resources Corporation Deferred Compensation Plan and the WPS Resources Corporation Non-Employee Director Deferred Compensation and Deferred Stock Unit Plan, and                        shares of Common Stock are reserved for issuance under the WPS Resources Rights Agreement. In addition, WPS Resources Corporation is currently issuing approximately                        shares of Common Stock annually under its Stock Investment Plan. As a result, there are now only                        authorized shares of Common Stock that are not reserved and that may be issued by us for any future business purposes.

The Board of Directors has approved for submission to shareholders, and recommends that the shareholders approve, an amendment to our Restated Articles of Incorporation that will increase the total number of authorized shares of Common Stock from 100,000,000 to 200,000,000. The purpose of this increase is to provide a larger number of additional shares available for general corporate purposes. Uses for these additional shares in the future might include any one or more of the following: stock splits and stock dividends; stock-based acquisitions, raising additional equity capital; stock issuances in connection with employee incentives; and other corporate uses.

There are no current plans to issue any shares of Common Stock from this proposed increase. However, by approving this increase now, in advance of any specific need, we believe that we will be able to act in a timely manner when such a need does arise, without the delay and expense that would be required at that time in obtaining shareholder approval of such an increase at a special meeting.

The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. Existing shareholders do not have any preemptive rights to purchase any shares of Common Stock and will not have any such rights in the future. The additional shares, when authorized, may be issued by the Board of Directors at any time without further shareholder approval unless required by the Wisconsin Business Corporation Law or the rules of the New York Stock Exchange.

The Board of Directors does not intend to issue any shares of Common Stock except for purposes, and on terms that the Board of Directors believes to be in the best interests of the shareholders and WPS Resources Corporation. Depending on the purpose and terms of issuance at the time, any future issuance of shares of Common Stock might or might not have a dilutive effect on our shareholders at that time.

The proposed amendment would amend and restate Article 3 of the Company's Restated Articles of Incorporation to read as follows (proposed additions are indicated by underlining, and proposed deletions are indicated by overstriking):

        The aggregate number of shares which the Corporation shall have authority to issue is ~~One~~ Two Hundred Million (~~1~~200,000,000) consisting of one class only designated as "Common Stock," with a par value of one dollar ($1.00) per share.

The Board of Directors recommends that you vote "FOR" approval of this amendment to the Restated Articles of Incorporation.

COMMON SHARE PURCHASE RIGHTS

On December 16, 1996 all shareholders were granted one stock right for each share of WPS Resources common stock they own. These stock rights may be redeemed or, under the provisions described below, exchanged for shares of WPS Resources common stock as provided in the Rights Agreement dated December 12, 1996. All rights will expire on December 11, 2006. These stock rights are intended to enhance the ability of the Board of Directors to protect shareholders and WPS Resources if there is an attempt to gain control of WPS Resources that is not in the best interests of its shareholders.

The Rights are not presently exercisable. Each stock right will provide a shareholder the right to purchase one share of common stock at an exercise price of $85. The exercise price of $85 is subject to adjustment. Ten days after any person or group of affiliated or associated persons acquires 15% or more of our common stock or announces a tender offer for 15% or more of our common stock, each stock right becomes exercisable. Each shareholder will then be entitled to purchase shares at the then current exercise price with a market value of twice the current exercise price. Any inadvertent acquisition of 15% or more of our common stock will not cause these stock rights to be exercisable, if there is prompt divestiture of shares to reduce holdings below 15%. Shares required by the exercise of these rights will be provided from authorized and unissued common shares or treasury shares. The exercise of these stock rights will have the effect of diluting the shares being acquired by an entity attempting to acquire WPS Resources. The stock rights directly provide shareholders the ability to resist any attempt to gain control of WPS Resources that they feel is not in their best interest. Stock rights do not become exercisable if the acquisition of 15% or more of our common stock is by WPS Resources, its subsidiaries or benefit plans. Rights on shares held by a person or group of affiliated or associated persons acquiring 15% or more of our stock will be null and void. A Summary of Rights to Purchase Common Shares is available to shareholders upon request.

OTHER BUSINESS

At the time this Proxy Statement went to press, no proposals meeting the requirements of the Securities and Exchange Commission for inclusion in this proxy had been submitted by shareholders for consideration at our May 9, 2002 Annual Shareholders Meeting. If any shareholder proposals are properly presented at the Annual Meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

Our officers, directors, and employees may solicit proxies by correspondence, telephone, electronic communications, or in person, but without extra compensation. Banks, brokers, nominees, and other fiduciaries may be reimbursed for reasonable charges and expenses incurred in forwarding the proxy soliciting material to and receiving proxies from the beneficial owners.

ANNUAL REPORTS

Our 2001 Annual Report, including the financial statements and the report of its independent public accountants, Arthur Andersen LLP, is enclosed with this proxy statement. The Board has reappointed Arthur Andersen LLP to serve as our independent public accountants for calendar year 2002. Representatives of Arthur Andersen LLP will be at the Annual Meeting and will have a chance to make a statement if they desire. They will also be available to respond to your questions.

An annual report is filed with the Securities and Exchange Commission on Form 10-K. If you are a shareholder and would like to receive a copy of our 2001 Form 10-K, without exhibits, please write to Barth J. Wolf, Secretary and Manager—Legal Services, at WPS Resources Corporation, P. O. Box 19001, Green Bay, Wisconsin 54307-9001

FUTURE SHAREHOLDER PROPOSALS

The deadline for submission of shareholder proposals, for inclusion in the proxy statement for our 2003 Annual Meeting of Shareholders is November 26, 2002. Proposals must be submitted in compliance with Securities and Exchange Commission regulations. The Securities and Exchange Commission requirements are defined in Rule 14a-8 of the Securities Exchange Act of 1934. As provided in the WPS Resources by-laws any nominations for directors or other business (except shareholder proposals submitted pursuant to Rule 14a-8) must be received between January 14, 2003 and February 8, 2003 or they will be considered untimely. Persons named in proxies solicited by the Board of Directors of WPS Resources for its 2003 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal.

WPS RESOURCES CORPORATION

BARTH J. WOLF Secretary and Manager—Legal Services

APPENDIX A

WPS RESOURCES CORPORATION

CHARTER

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose

The Audit Committee ("Committee"), as an independent oversight function, shall provide assistance to the Corporate Board of Directors ("Board") in fulfilling the Board's responsibilities to the shareholders. The Committee shall provide this assistance by monitoring the Corporation's internal control system and financial reporting process, and by maintaining a free and open means of communication between the Board, the external auditors, the internal auditors, and management of the Corporation. The Committee shall foster a candid, active, and substantive dialogue by raising necessary and difficult issues and asking pertinent and probing questions of management, external auditors, and internal auditors on a regular basis.

Composition

1.
The Committee shall be comprised of three or more directors, as determined by the Board, each of who shall meet the independence requirements of the rules of the New York Stock Exchange. Each Committee member shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of the Committee member's independent judgment.

2.
Each Committee member shall have a working familiarity with basic financial and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

Meetings

1.
The Committee shall meet two times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

2.
The Committee shall meet privately, at least annually, with each of these groups: management, the external auditors, internal auditors, and as a Committee.

3.
The Committee shall maintain minutes of meetings and periodically report to the Board on significant results of its activities.

Oversight Areas

1.
The Committee shall oversee the processes that management has established, including policies and procedures, to assure:

•
An adequate system of internal control is functioning within the Corporation.

•
The reliability and integrity of the accounting policies, financial reporting, and disclosure practices of the Corporation.

•
Management has an understanding of the Corporation's business risks.

•
Enforcement and monitoring of compliance with the Corporation's Code of Conduct, which includes the Corporation's compliance with all applicable laws and regulations.

2.
The Committee shall oversee the external audit process by:

•
Ensuring that the external auditor understands that the external auditor is ultimately accountable to the Committee and the Board.

•
Selecting, evaluating, and, if necessary, replacing the external auditor.

•
Reviewing and appraising the efforts of the external auditor.

•
Ensuring that the external auditor submits the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and, on a periodic basis, a formal written statement delineating all relationships between the external auditor and the Corporation.

•
Reviewing and discussing with the external auditor issues arising in the audit related to Statement on Auditing Standards ("SAS") 61, Communication with Audit Committees; SAS 89, Audit Adjustments; and SAS 90, Audit Committee Communications.

•
Dialoguing with the external auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditor.

3.
The Committee, along with the Board, shall oversee the duties and results of the internal audit function to ensure that the internal audit function operates effectively and efficiently.

4.
The Committee shall review and discuss the annual audited financial statements with management and recommend to Board that the statements be included in the Corporation's 10-K.

5.
The Committee shall annually prepare a report to shareholders and shall cause the Corporation to include it in its annual proxy statement, as required by the Securities and Exchange Commission.

6.
The Committee shall cause the Corporation to include a copy of the Committee's Charter in the Corporation's annual proxy statement, at least once every three years.

7.
The Committee shall review and reassess the adequacy of this Charter at least annually.

8.
The Committee shall periodically perform self-assessment of the Committee's performance.

9.
The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

10.
The Committee shall perform any other activities consistent with this Charter, the Corporation's articles of incorporation and by-laws, and the governing law, as the Committee or the Board deems necessary or appropriate.

The Board of Directors recommends a vote FOR all proposals.

1.	ELECTION OF DIRECTORS: 01 Albert J. Budney, Jr. 02 James L. Kemerling and 03 John C. Meng	2.	Approval to amend the Restated Articles of Incorporation of WPS Resources Corporation to increase the authorized shares of Common Stock to 200,000,000 shares.
	FOR ALL NOMINEES EXCEPT THOSE WRITTEN IN THE SPACE BELOW ☐		☐ FOR	☐ AGAINST	☐ ABSTAIN
		* * * * * * * * * * * * * * * *
	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	If you wish to vote by mail, please mark one box only for each of the two proposals, sign exactly as your name is printed on this card, date, and RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

Date
Signature(s) of shareholder(s) If a joint account, both shareholders must sign.	Date
1-877-550-2959 Toll Free Telephone Number	Control Number

/*\To Vote by Mail, please detach proxy card at perforation/*\
The above form is your proxy.
Please read both sides, vote, sign exactly as your name appears, date, detach at the perforation, and return promptly in the enclosed postage-paid envelope.

WPS RESOURCES CORPORATION
700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 54307-9001

Instructions for Voting Your Proxy

WPS Resources Corporation offers shareholders of record three alternatives to vote their proxy. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had mailed your proxy card.

By Telephone — available until midnight Eastern Time on May 8, 2002

  •
  On a touch-tone telephone, call TOLL FREE 1-877-550-2959, 24 hours a day, 7 days a week.

  •
  You will be asked to enter ONLY the 6-digit CONTROL NUMBER shown on the lower right corner of your proxy card above.

  •
  To vote as the Board of Directors recommends on ALL proposals: press 1

  •
  If you choose to vote on each item separately, press 0. You will hear these instructions:

    Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; to WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

    Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, you must confirm your vote by pressing 1.

Through the Internet - available until midnight Eastern Time on May 8, 2002

  •
  Visit the Internet voting website at http://www.proxyvoting.com/wps

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  Enter the 6-digit CONTROL NUMBER shown on the lower right corner of your proxy card above and follow the instructions on your screen.

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  You will incur only your usual Internet charges.

If you vote by phone or Internet - DO NOT mail the proxy card.

By Mail — simply complete, sign, date, and return the proxy card in the postage-paid envelope

Thank you for voting.

PROXY - WPS RESOURCES CORPORATION
Proxy solicited on behalf of the Board of Directors for the Annual Shareholder's Meeting
to be held on May 9, 2002

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR APPROVAL TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK OF WPS RESOURCES CORPORATION.

The shareholder(s) hereby appoints Larry L. Weyers and Barth J. Wolf as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form and, at their discretion, upon such other business as may properly come before the meeting, all the shares of common stock of WPS Resources Corporation held of record by the undersigned on March 11, 2002, at the Annual Shareholder's Meeting to be held on May 9, 2002, at 10:00 a.m., CDT, or any adjournment thereof:

(This proxy is continued, and is to be signed and dated on the reverse side.)

Indicate in the space below any topics you would like to have addressed as part of management's presentation at the Annual Shareholder's Meeting.

DIRECTIONS TO THE WEIDNER CENTER,
UNIVERSITY OF WISCONSIN - GREEN BAY

Recommended routes to University of Wisconsin - Green Bay
The City Route: 54-57 (University Ave.) to the University Ave. Nicolet Drive exit. Nicolet Drive to the campus main entrance.

The Scenic Route:
Monroe-Quincy (57) or Webster Ave. north from downtown Green Bay to East Shore Drive, east along the bay to the campus. N. Irwin Ave. or Danz Ave. may also be taken north to East Shore Drive.	MAP
From 41 South, 41-141 North: I-43 South (Tower Drive) to exit 185 (54-57), or 172 east to I-43, then north to Exit 185 (54-57), 54-57 to University Ave.-Nicolet Drive exit, Nicolet Drive to campus.
From Austin-Straubel Field: 172 east to I-43, then north to Exit 185 (54-57), 54-57 to University Ave.-Nicolet Drive exit, Nicolet Drive to campus.	MAP
From I-43 South: I-43 North to Exit 185 (54-57), 54-57 to University Ave.-Nicolet Drive exit, Nicolet Drive to campus.
From 29 East: 29 West to I-43 North, I-43 to Exit 185 (54-57), 54-57 to University Ave.-Nicolet Drive exit, Nicolet Drive to campus.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2002
PROXY STATEMENT
Class B—Term Expiring in 2002
Class C—Term Expiring in 2003
Class A—Term Expiring in 2004
Audit Committee Report(1)
Board Compensating and Nominating Committee Report
Base Salary
Short-Term Variable Pay Plan
Long-Term Incentive Plan
Chief Executive Officer Compensation and Evaluation
Policy on Deductibility of Compensation
COMMON SHARE PURCHASE RIGHTS
APPENDIX A WPS RESOURCES CORPORATION CHARTER AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROXY - WPS RESOURCES CORPORATION Proxy solicited on behalf of the Board of Directors for the Annual Shareholder's Meeting to be held on May 9, 2002
DIRECTIONS TO THE WEIDNER CENTER, UNIVERSITY OF WISCONSIN - GREEN BAY